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                                                                Exhibit 99(e)(2)

                             DISTRIBUTION AGREEMENT

                              Boston Advisors Trust
                               100 Federal Street
                           Boston, Massachusetts 02110


                                                 Dated: as of May 1, 2002


Advest, Inc.
90 State House Square
Hartford, Connecticut 06103

Dear Sirs:

     This is to confirm that, in consideration of the agreements hereinafter contained, the above-named investment company, Boston Advisors Trust (the "Trust"), has agreed that you shall be, for the period of this Agreement, the distributor of shares of each Series of the Trust set forth on Exhibit A hereto, as such Exhibit may be revised from time to time (each, a "Series"). For purposes of this Agreement the term "Shares" shall mean the authorized shares of the relevant Series.

     1.   Services as Distributor

     1.1 You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement and prospectus then in effect under the Securities Act of 1933, as amended (the "1933 Act"), and will transmit promptly any orders received by you for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Trust of which the Trust has notified you in writing.

     1.2 You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you may enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms, and in so doing you will act only on your own behalf as principal.

     1.3 You shall act as distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitations, the Investment Company Act of 1940, as amended (the "1940 Act"), the 1933 Act, the Securities Exchange Act of 1934, as amended and the National Association of Securities Dealers, Inc.'s (the "NASD") Conduct Rules, Constitution and By-Laws. You represent and warrant that you are a broker-dealer registered with the Securities and Exchange Commission (the "SEC") and that you are registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico. You also represent and warrant that you are a member of the NASD.

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     1.4  You shall file Trust advertisements, sales literature and other marketing and sales related materials with the appropriate regulatory agencies and shall obtain such approvals for their use as may be required by the SEC, the NASD and/or state securities administrators.

     1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of a Series' Shares not in the best interest of the Trust, the parties hereto may decline to accept any orders for, or make any sales of, any Shares until such time as those parties deem it advisable to accept such orders and to make such sales and each party shall advise promptly the other party of any such determination.

     1.6 The Trust agrees to pay all costs and expenses in connection with the registration of Shares under the 1933 Act and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Trust hereunder, and all expenses in connection with the preparation and printing of the Trust's prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Trust shall not pay any of the costs of advertising or promotion for the sale of Shares, except as authorized by a plan adopted pursuant to Rule 12b-1 under the 1940 Act. You shall also be entitled to compensation for your services as provided in any Distribution Plan adopted as to any Series and class of the such Series' Shares pursuant to Rule 12b-1.

     1.7 The Trust agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Trust's officers in connection with the qualification of Shares for sale in such states as you may designate to the Trust and the Trust may approve, and the Trust agrees to pay all expenses which may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this Agreement.

     1.8 The Trust shall furnish you from time to time, for use in connection with the sale of Shares, such information with respect to the Trust or any relevant Series and the Shares as you may reasonably request, all of which shall be signed by one or more of the Trust's duly authorized officers; and the Trust warrants that the statements contained in any such information, when so signed by the Trust's officers, shall be true and correct. The Trust also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Trust's books and accounts made by independent public accountants regularly retained by the Trust, (b) quarterly earnings statements prepared by the Trust,
(c) a monthly itemized list of the securities in each Series' portfolio, (d) monthly balance sheets as soon as practicable after the end of each month, and
(e) from time to time such additional information regarding the Trust's financial condition as you may reasonably request.

     1.9 The Trust represents to you that all registration statements and prospectuses filed by the Trust with the SEC under the 1933 Act and under the 1940 Act with respect to the Shares have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the SEC thereunder. As used in this Agreement the terms "registration statement" and "prospectus" shall mean any registration statement and prospectus, including the statement

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of additional information incorporated by reference therein, filed with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Trust represents and warrants to you that any registration statement and prospectus, when such registration statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of the SEC; that all statements of fact contained in any such registration statement and prospectus will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Trust may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from you to do so, you may, at your option, terminate this Agreement or decline to make offers of the Trust's securities until such amendments are made. The Trust shall not file any amendment to any registration statement or supplement to any prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

     1.10 The Trust authorizes you and any dealers with whom you have entered into dealer agreements to use any prospectus in the form furnished by the Trust in connection with the sale of Shares. The Trust agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling persons, may incur under the 1933 Act, the 1940 Act, or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in either any registration statement or any prospectus or any statement of additional information, or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any registration statement, any prospectus or any statement of additional information or necessary to make the statements in any of them not misleading, except that the Trust's agreement to indemnify you, your officers or directors, and any such controlling person will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, alleged untrue statement, omission or alleged omission made in any registration statement, any prospectus or any statement of additional information in reliance upon information furnished by you, your officers, directors or any such controlling person to the Trust or its representatives for use in the preparation thereof, and except that the Trust's agreement to indemnify you and the Trust's representations and warranties set out in paragraph 1.9 of this Agreement will not be deemed to cover any liability to the Series or their shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this Agreement ("Disqualifying Conduct"). The Trust's agreement to indemnify you, your officers

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and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the Trust's being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to the Trust at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this paragraph 1.10. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by you. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by you, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, the Trust will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by you or them. The Trust's indemnification agreement contained in this paragraph
1.10 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify you of the commencement of any litigation or proceedings against the Trust or any of its officers or Board members in connection with the issue and sale of Shares.

     1.11 You agree to indemnify, defend and hold the Trust, its several officers and Board members, and any person who controls the Trust within the meaning of Section 15 of the 1933 Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Trust, its officers or Board members, or any such controlling person, may incur under the 1933 Act, the 1940 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or Board members, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any unauthorized sales literature, advertisements, information, statements or representations or any Disqualifying Conduct in connection with the offering and sale of any Shares, or (b) shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the Trust specifically for use in the Trust's registration statement and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus or statement of additional information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the Trust and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the Trust, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the Trust, its officers or Board members, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to you at your address set forth above within a reasonable period of time after the summons or

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other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on your part, and in any other event the Trust, its officers or Board members, or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure so to notify you of any such action shall not relieve you from any liability which you may have to the Trust, its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 1.11. This agreement of indemnity will inure exclusively to the Trust's benefit, to the benefit of the Trust's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors. You agree promptly to notify the Trust of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issue and sale of Shares.

     1.12 No Shares shall be offered by either you or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 10 of said Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Trust's prospectus or charter documents.

     1.13 The Trust agrees to advise you immediately in writing:

          (a) of any request by the SEC for amendments to the registration statement or prospectus then in effect or for additional information;

          (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or prospectus then in effect or the initiation of any proceeding for that purpose;

          (c) of the happening of any event which makes untrue any statement of a material fact made in the registration statement or prospectus then in effect or which requires the making of a change in such registration statement or prospectus in order to make the statements therein not misleading; and

          (d) of all actions of the SEC with respect to any amendments to any registration statement or prospectus which may from time to time be filed with the SEC.

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     2.  Offering Price

     Shares of any class of a Series offered for sale by you shall be offered at a price per share (the "offering price") approximately equal to (a) the net asset value (determined in the manner set forth in the Trust's charter documents) plus (b) a sales charge, if any and except to those persons set forth in the then-current prospectus, which shall be the percentage of the offering price of such Shares as set forth in the Trust's then-current prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Trust offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Trust's then-current prospectus. You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares. Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Trust's then-current prospectus.

     3.  Term

     This Agreement shall become effective with respect to the Trust as of the date hereof and will continue until April 30, 2004and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Trust's Board or (ii) by a vote of a majority of the Shares of the relevant Series, provided that its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to a Series, without penalty, on not less than sixty days' notice, by the Trust's Board of Trustees, by vote of a majority of the outstanding voting securities of such Series, or by you. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act). You agree to notify the Trust immediately upon the event of your expulsion or suspension by the NASD. This Agreement will automatically and immediately terminate in the event of your expulsion or suspension by the NASD.

     4.  Miscellaneous

     4.1 The Trust recognizes that, except to the extent otherwise agreed to by the parties hereto, your directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with such other corporations and trusts.

     4.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     4.3 This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts without giving effect to principles of conflicts of laws.

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     4.4  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     4.5 The Distributor understands that the obligations of the Trust under this Agreement are not binding upon any Trustee or shareholder of the Trust personally, but bind only the Trust and the Trust's property. Each Fund shall be liable only for its own obligations and shall not be liable for the obligations of any other Fund hereunder.

          Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding agreement between us.


                                         Very truly yours,

                                         BOSTON ADVISORS TRUST


                                         By: /s/ Michael J. Vogelzang
                                         Name: Michael J. Vogelzang
                                         Title: President

Accepted:

ADVEST, INC.


By: /s/ Bernard T. Gacona
Name: Bernard T. Gacona
Title: Senior Vice President of the Private Client Group

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                                    EXHIBIT A

                               Series of the Trust
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                       Boston Advisors Cash Reserves Fund
               Boston Advisors U.S. Government Money Market Fund
                   Boston Advisors Tax Free Money Market Fund
              Boston Advisors New York Municipal Money Market Fund

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